[SEAL]


                            CERTIFICATE OF AMENDMENT

                                     of the

                            CERTIFICATE OF FORMATION

                                       of

                   Excelsior Corporate Finance Investors, LLC


        This Certificate of Amendment is being duly executed and filed by the undersigned authorized person to amend the certificate of formation of a limited liability company under the Delaware Limited Liability Company Act. It is hereby certified as follows:

        FIRST.  The name of the limited  liability  company (the  "Company") is:
Excelsior Corporate Finance Investors, LLC.

        SECOND. The date of filing of the Company's original certificate of formation with the Secretary of State of the State of Delaware is January 7, 2003.

        THIRD. Article "FIRST" of said certificate of formation, which Article sets forth the name of the Company, is hereby amended to change the name of the Company from its current name to "Excelsior Buyout Investors, LLC", said amended Article "FIRST" to read in its entirety as follows:

               "FIRST. The name of the limited liability company (the "Company") is: Excelsior Buyout Investors, LLC."

        IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment as of February 6, 2003.


                                            /s/ Marc B. Ledesma
                                            ------------------------------------
                                            Marc B. Ledesma
                                            Authorized Person